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                                                              EXHIBIT 1.A.(5)(a)

Home Office: 3003 - 77th Avenue, S.E., Mercer Island, Washington 98040 /
(206)232-8400

                                 A STOCK COMPANY

Insured   JOHN A DOE                                   001234567   Policy Number

           INDIVIDUAL FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE POLICY

In this policy the owner will be referred to as "you" or "the owner" and Farmers New World Life Insurance Company will be referred to as "us" or "we."

In consideration of the application and payment of premiums we insure the person named above in accordance with the provisions of all the pages of this policy.

Your benefits under this policy, the amount of the premium, the premium due dates, and other policy data are shown as the Policy Specifications on the last page of this policy. We will pay the proceeds in the manner provided in the section titled Payment of Proceeds.

The amount and duration of the death benefit may increase or decrease as described in this policy, depending on the investment experience of the subaccounts.

The contract value of this policy may increase or decrease daily depending on the investment experience of the subaccounts. There is no guaranteed minimum contract value.

                   NOTICE OF YOUR RIGHT TO RETURN THIS POLICY

RIGHT TO EXAMINE PERIOD: YOU MAY CANCEL THIS POLICY AT ANY TIME WITHIN 10 DAYS AFTER YOU RECEIVE IT BY DELIVERING OR MAILING IT TO OUR HOME OFFICE AT MERCER ISLAND, WASHINGTON. THIS SHALL VOID THE POLICY FROM THE BEGINNING AND THE PARTIES SHALL BE IN THE SAME POSITION AS IF NO POLICY HAD BEEN ISSUED. WE WILL REFUND THE GREATER OF ALL PREMIUMS YOU PAID FOR THE POLICY OR THE CONTRACT VALUE ON THE DATE WE RECEIVE THE RETURNED POLICY AT OUR HOME OFFICE.




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This policy is a legal contract between you and us. READ YOUR POLICY CAREFULLY.
This LIFE INSURANCE policy provides death protection for as long as the insured lives during the period of coverage. That period, the premium payment details, and other policy data, are shown in the Policy Specifications on the last page of this policy.

                         ALPHABETIC GUIDE TO YOUR POLICY

                                                                   PAGE

Accumulation Unit Value.............................................11
Annual Report.......................................................13
Assignments..........................................................6
Beneficiary..........................................................6
Cash Value..........................................................12
Conformity to State Laws.............................................5
Continuation of Coverage.............................................8
Contract Value.......................................................9
Cost of Insurance Charge.............................................12
Death Benefit Options................................................7
Death Benefit Proceeds...............................................7
Decrease in Principal Sum...........................................15
Fixed Account.......................................................9
General Provisions...................................................5
Grace Period.........................................................8
Incontestability.....................................................5
Increase in Principal Sum...........................................15
Maturity............................................................13
Minimum Premium......................................................7
Monthly Deduction...................................................11
Ownership...........................................................6
Payment of Proceeds.................................................7
Policy Changes.....................................................14
Policy Loans.......................................................14
Policy Specifications...................................Last Page of Policy
Policy Values.......................................................12
Premium Payments....................................................7
Reinstatement.......................................................8
Settlement Privileges..............................................17
Subaccounts........................................................10
Suicide.............................................................5
Surrender Charge Table.............................................16
Surrender Value....................................................12
Surrender Value Options............................................13
Transfer Privilege.................................................17
Variable Account...................................................9



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                               ADDITIONAL BENEFITS

The additional benefits, if any, shown on the Policy Specifications page are described in the additional benefit agreements that follow the Settlement Privileges.

                                                          DEFINITIONS

ACCUMULATION UNIT                   An accounting unit used to calculate the variable account
                                    value. It is a measure of the net investment results of each of the variable subaccounts.

ATTAINED AGE                        The sum of the insured's age on the issue date plus the
                                    number of years completed since the policy was issued.

CASH VALUE                          The contract value minus any applicable surrender charge.

CONTRACT VALUE                      The sum of the values you have in the variable account plus the fixed account and the loan account.

COST OF INSURANCE                   The portion of the monthly deduction that pays for
CHARGE                              the cost of providing this policy's death benefit.

EVIDENCE OF INSURABILITY            Information about a person that we use to approve or
                                    reinstate the policy, or increase the principal sum or other benefits of the policy.

FIXED ACCOUNT                       An account that is part of our general account, and is not part of or dependent on the investment performance of the
                                    variable account.

FIXED ACCOUNT VALUE                 The portion of the contract value allocated to the fixed
                                    account.

IN FORCE                            In effect. A life insurance policy that is in force will
                                    provide a death benefit if the insured loss occurs. If the policy is not in force there will be no death benefit.

ISSUE AGE                           A person's age as of last birthday on the date the policy
                                    was issued.

ISSUE DATE                          The effective date for coverage. Policy months, years, and anniversaries are measured from the issue date. The initial premium (times the percent of premium factor) is allocated to the fixed account on the issue date. The first monthly
                                    deduction occurs on the issue date. The entire contract
                                    value remains allocated to the fixed account until the
                                    reallocation date.

LOAN ACCOUNT                        An account that is part of our general account. On the date any loan is made, an amount equal to the loan is transferred from the subaccounts and the fixed account to the loan
                                    account.

MINIMUM PREMIUM                     The lowest amount that must be paid if the surrender value is zero.

MONTHLY ADMINISTRATION              A deduction from the contract value that covers the cost of
CHARGE                              managing the policy. The monthly administration charge is
                                    shown on the Policy Specifications page.

MONTHLY DEDUCTION                   The amount deducted from the contract value each month to
                                    pay for the insurance coverage. This includes the monthly
                                    cost of insurance charge and any monthly administration
                                    charge. The monthly deduction for the policy and the riders are separate deductions. The first monthly deduction occurs on the issue date.
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
MONTHLY DUE DATE                    The day of each month on which policy charges are determined and deducted. The monthly due date is shown on the Policy
                                    Specifications page.

MORTALITY AND EXPENSE               A charge deducted from the subaccounts on each valuation day
RISK CHARGE                         that compensates us for providing the mortality and expense guarantees and assuming the risks under this policy.

NET INVESTMENT FACTOR               The ratio of the subaccount value at the end of the current valuation day to its value at the end of the immediately
                                    preceding valuation day. The subaccount value reflects gains and losses in the subaccounts, dividends paid, any capital gains and losses, any taxes paid, and the deduction of the mortality and expense risk charge.

PERCENT OF PREMIUM                  The factor multiplied by all premium payments to determine
FACTOR                              the amount of premium credited to the contract value. This factor is shown on the Policy Specifications page.

PREMIUM CLASS                       A classification that affects the cost of insurance rate and the premium required to insure an individual.

PRINCIPAL SUM                       The amount of initial death benefit shown on the Policy
                                    Specifications page. You may increase or decrease the
                                    principal sum, subject to certain conditions. The actual
                                    death benefit proceeds paid may be more or less than the
                                    principal sum.

REALLOCATION DATE                   The date the contract value in the fixed account is
                                    allocated to the subaccounts and to the fixed account based on the premium payment allocation percentages specified in the application. The reallocation date is the record date
                                    plus the number of days in your state's right to examine
                                    period, plus 10 days.

RECORD DATE                         The date we record your policy on our books as an in force policy.

SEC                                 The United States Securities and Exchange Commission.

SUBACCOUNT                          A division of the variable account. The assets of each
                                    subaccount are invested in a corresponding portfolio of a
                                    designated mutual fund.

SURRENDER                           To cancel the policy by signed request from the owner.

SURRENDER VALUE                     The cash value minus any outstanding policy loan and accrued loan interest.

TERMINATE                           When the benefits and insurance end under the terms of the policy.

VALUATION DAY                       Each day on which the New York Stock Exchange is open for
                                    business. Farmers New World Life is open to administer the policy on each day that the New York Stock Exchange is open.

VALUATION PERIOD                    The interval of time commencing at the close of normal
                                    trading on the New York Stock Exchange on one valuation day and ending at the close of normal trading on the New York
                                    Stock Exchange on the next succeeding valuation day.

VARIABLE ACCOUNT                    The variable account is named on the Policy Specifications page. The variable account is not part of our general
                                    account. The variable account has subaccounts, each of which is invested in a corresponding portfolio of a designated
                                    mutual fund.

VARIABLE ACCOUNT VALUE              The portion of the contract value that is allocated to the subaccounts of the variable account.
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
                                                          GENERAL PROVISIONS
CONTRACT                            The entire contract is:
                                    1.  this policy;
                                    2.  the application attached at issue;
                                    3.  any attached amendments and supplements to the application;
                                    4.  any attached riders and endorsements; and
                                    5.  any attached application for reinstatement, increase in principal sum, or change in death benefit option.

                                    In the absence of fraud, we will consider all statements in the application to be representations and not warranties. No statement will be used by us to contest a claim unless that statement is in an attached application or in an amendment or supplement to the application attached to this policy.

CHANGE OF                           Any change in the terms of this policy must be in writing and signed
POLICY                              by one of our officers. A copy of the change will be attached to this policy. No agent has the authority to change any terms or conditions of this policy.

INCONTESTABILITY                    We will not contest this policy after it has been in force for two years during the insured's lifetime. We will not contest any increase in principal sum after the increase has been in force for two years during the insured's lifetime. This provision does not apply to any additional benefits for disability or accidental death, or to riders that provide term insurance on any person(s) other than the insured.

                                    If this policy is reinstated, we will not contest any statements on the reinstatement application after the policy has been in force for two years from its date of reinstatement during the insured's lifetime.

SUICIDE                             If, within two years from the issue date, the insured dies by suicide, while sane or insane, we will limit the proceeds to:
                                    1.  the premiums paid; less
                                    2.  any policy loans; less
                                    3.  any partial surrender amounts previously paid.

                                    A new two-year period will apply to each increase in principal sum starting on the effective date of each increase. During this two-year period the proceeds paid due to an increase in principal sum will be limited to the monthly cost of insurance charges for the increase.

MISSTATEMENT                        If the insured's age or sex has been misstated, we will adjust the death
OF AGE OR SEX                       benefit. The adjusted death benefit will be that which would have been purchased by the most recent monthly deduction based on the correct age or sex.

                                    You may file proof of age or sex at any time.  Once the insured's age or sex is established to our satisfaction we will use this age or sex in any settlement.

CONFORMITY TO                       This policy is subject to the laws of the state in which it is delivered.
STATE LAWS                          Any terms that are in conflict with these laws are amended to conform.

NONPARTICIPATING                    This policy is nonparticipating.  It does not share in our surplus earnings.
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
                                                          OWNERSHIP
OWNER                               The insured is the owner of this policy unless:
                                    1.  another person is named as owner in the application; or
                                    2.  a new person is named as provided in the Change of Owner section below.

                                    During the insured's lifetime, the owner may exercise all the rights and benefits provided by this policy.

SUCCESSOR                           The successor owner becomes owner at the death of the owner.
OWNER                               If the owner and successor owner die before the insured
                                    dies, the insured will become the owner of this policy.

CHANGE OF                           The owner may name a new owner by notifying us in writing
OWNER                               while the insured is alive. When we receive acceptable
                                    signed notice, the change will take effect on the date the notice was signed. The change is subject to any action we
                                    may have taken before receiving the notice.

ASSIGNMENTS                         The owner may assign this policy. We are not bound by an
                                    assignment unless duplicate signed forms are filed with us.
                                    We are not responsible for the validity of an assignment.
                                    The rights of the owner and the beneficiary are subject to the rights of the assignee.

                                                          BENEFICIARY

BENEFICIARY                         The beneficiary is the person or persons named to receive
DESIGNATION                         the proceeds at the insured's death. The beneficiary is as named in the application or as changed by the owner's signed request while the insured is living.

                                    If no beneficiary is living when the insured dies, we will pay the proceeds to the owner or to the owner's estate.

CHANGE OF                           The beneficiary may be changed at any time before the
BENEFICIARY                         insured dies. The change must be signed by the owner and
                                    sent to us. The change will take effect on the date it was signed, subject to any action taken by us before we receive the request.

DELAY CLAUSE                        A delay clause may be requested by the owner in the
                                    application or in any acceptable signed request filed with us while the insured is living. This clause provides that if the beneficiary dies within the specified number of days
                                    following the insured's death (not including the date of
                                    death), the proceeds will be paid as if the beneficiary had died first. The number of days specified cannot exceed 180 days.

FUTURE CHILDREN CLAUSE              A clause including future children as beneficiaries may be requested by the owner in any acceptable signed request
                                    filed with us. This clause provides that children born of
                                    the insured's present marriage to the primary beneficiary
                                    prior to the end of 10 months after the date of the
                                    insured's death shall share equally with the other children in the beneficiary class designated. This clause does not
                                    provide for payment to children born of these future
                                    children.
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
                                                          DEATH BENEFIT PROCEEDS
PAYMENT OF PROCEEDS                 If the insured dies while this policy is in force, we will pay the proceeds to the beneficiary on receipt of due proof of death. If no beneficiary survives the insured, we will
                                    pay the proceeds to the owner or the owner's estate. Payment will be made in one sum unless a settlement option with a
                                    different method of payment is chosen.

AMOUNT PAYABLE                      At the insured's death we will pay:
                                    1. the death benefit then in effect; less
                                    2. any monthly deductions due and unpaid at the date of death;
                                       less
                                    3. any loans and accrued loan interest; plus
                                    4. the amounts to be paid under the terms of any attached riders.

                                                          DEATH BENEFIT OPTIONS

DEATH BENEFIT                       This policy offers two death benefit options through
                                    attained age 99. Option A is a variable death benefit.
                                    Option B is a level death benefit. The option you have
                                    selected is shown on the Policy Specifications page. For
                                    attained ages after age 99 the death benefit equals the
                                    contract value.

OPTION A                            The death benefit through attained age 99 is the greater of:
VARIABLE DEATH BENEFIT              1. the principal sum plus the contract value on the date of death; or
                                    2. the contract value times the death benefit percentage
                                       shown in the following table.

OPTION B                            The death benefit through attained age 99 is the greater of:
LEVEL DEATH BENEFIT                 1. the principal sum on the date of death; or
                                    2. the contract value times the death benefit percentage
                                       shown in the following table.

                                    -------------------------------------------------------------------------------
                                                                 Death Benefit Percentage
                                    -------------------------------------------------------------------------------
                                         Attained    Percentage    Attained   Percentage   Attained    Percentage
                                            Age           %           Age          %          Age           %
                                    -------------------------------------------------------------------------------
                                        40 or less       250          54          157         68           117
                                            41           243          55          150         69           116
                                            42           236          56          146         70           115
                                            43           229          57          142         71           113
                                            44           222          58          138         72           111
                                            45           215          59          134         73           109
                                            46           209          60          130         74           107
                                            47           203          61          128      75 to 90        105
                                            48           197          62          126         91           104
                                            49           191          63          124         92           103
                                            50           185          64          122         93           102
                                            51           178          65          120         94           101
                                            52           171          66          119      95 to 99        100
                                            53           164          67          118
                                    -------------------------------------------------------------------------------

                                                          PREMIUMS AND REINSTATEMENTS
PREMIUM PAYMENTS                    After the first premium payment has been paid, subsequent
                                    premiums can be paid at any time. The amount of premium
                                    payments is flexible after issue, subject to limits imposed by tax laws and by minimum premium requirements. The actual amount and frequency of the premium payments will affect the values and duration of the insurance. No premiums can be
                                    paid after the insured reaches attained age 100.

                                    Premiums are payable at our home office or to one of our
                                    authorized agents. We
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
                                    will provide a receipt signed by one of our officers upon
                                    request.

MINIMUM PREMIUM                     The minimum premium must be paid unless the policy has a
                                    positive surrender value. The initial minimum premium is
                                    shown on the Policy Specifications page. The minimum premium will change if the principal sum changes. Paying the minimum premium will not necessarily be sufficient to keep the
                                    policy in force if there is a policy loan or if the contract value is less than the monthly deduction due.

PLANNED PREMIUM PAYMENTS            The amount and frequency of the planned premium payment is shown on the Policy Specifications page. You may change the amount or frequency of the planned premium by sending us a signed request. We have the right to limit the amount of any increase. We will not limit your right to pay the minimum
                                    amount required to keep this policy in force to the end of the policy year.

UNSCHEDULED PREMIUM                 Premium payments in addition to the planned payments may be
PAYMENTS                            made, subject to a minimum of $25 per payment. We have the right to limit the number and amount of any unscheduled
                                    premium payments.

PREMIUM REFUNDS                     We have the right to limit or refund any premium, whether
                                    scheduled or not, if the premium would disqualify the policy as a life insurance contract under the Internal Revenue Code or regulations or if the payment would increase the death
                                    benefit by more than the amount of the premium.

GRACE PERIOD                        If the surrender value becomes zero, the policy will enter a
                                    61-day grace period unless cumulative premiums less
                                    withdrawals exceed cumulative minimum premiums. If
                                    cumulative premiums less withdrawals exceed cumulative
                                    minimum premiums, the policy will enter the 61-day grace
                                    period when the contract value minus any outstanding policy loan and accrued loan interest is insufficient to pay the
                                    entire monthly deduction due. At the end of the grace period the policy will terminate without value unless a premium
                                    payment or loan repayment is made and is sufficient to cause either one of the following conditions:

                                    1. The surrender value exceeds zero, after deducting all due and unpaid monthly deductions; or
                                    2. Both of the following occur:
                                        a. cumulative premiums less withdrawals exceed cumulative
                                           minimum premiums; and
                                        b. the contract value minus any outstanding policy loan and accrued loan interest exceeds zero, after deducting all due and unpaid monthly deductions.
                                    The policy will continue in force during the grace period.
                                    If the insured dies during the grace period, the proceeds
                                    will be reduced by any overdue monthly deductions.

                                    We will mail the owner or any assignee notice at least 61
                                    days before the end of a grace period.

CONTINUATION OF                     You may stop paying premiums at any time. Your policy will
COVERAGE                            continue in force until the earlier of the maturity date or the date when one of the following occurs:
                                    1. The insured dies.
                                    2. The surrender value has been exhausted. The surrender
                                       value will be exhausted when the grace period begins. In
                                       this case, the policy will terminate at the end of the grace period.
                                    3. We receive your signed request to surrender this policy.

REINSTATEMENT                       Anytime before the maturity date, this policy may be
                                    reinstated within three years of entering a grace period
                                    that ends with subsequent termination of coverage.
                                    Reinstatement is not allowed if the policy has been
                                    surrendered for the surrender value.

                                    To reinstate this policy, we must receive:
                                    1. evidence of insurability which is acceptable to us;
                                    2. payment of the unpaid monthly deductions due during the last expired grace period;
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
                                    3. payment of a minimum premium sufficient to keep this
                                       policy in force for three months; and
                                    4. payment of any policy loan which existed at the date of termination of coverage.

                                    The effective date of reinstatement will be the monthly due date that coincides with or next follows the date the
                                    application for reinstatement is approved by us.

                                    The suicide and incontestability provisions will apply from the effective date of reinstatement.

                                                          CONTRACT VALUE

DESCRIPTION                         The contract value on the issue date is equal to:
                                    1. the initial premium paid times the percent of premium
                                       factor; less
                                    2. the monthly deduction.

                                    On the issue date the contract value will be allocated to
                                    the fixed account. Any subsequent premiums that are received prior to the reallocation date, times the percent of premium factor, will also be allocated to the fixed account. While held in the fixed account, premium(s) will be credited with interest at the current fixed account interest rate. On the reallocation date, the contract value in the fixed account will be reallocated to the subaccounts and to the fixed
                                    account as described in the Allocations section.

                                    On each date after the issue date, the contract value is
                                    equal to the fixed account value plus the variable account value plus any loan account value.

                                                          FIXED ACCOUNT

INTEREST RATE FOR FIXED ACCOUNT VALUE
      GUARANTEED                    The guaranteed minimum rate used to calculate interest on
      RATE                          the fixed account is 3.0% per year, compounded annually.

      CURRENT RATE                  We may use rates that are higher than the guaranteed minimum rate to calculate interest on the fixed account. These rates are subject to change at any time and may apply to all or a portion of the fixed account.
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
FIXED ACCOUNT VALUE                 On each valuation day the fixed account value will be equal to:
                                                               A + B + C - D - E - F

                                    "A" is the fixed account value on the preceding valuation
                                    day plus interest from the preceding valuation day to the
                                    date of calculation.

                                    "B" is the portion of the premium, times the percent of
                                    premium factor, that is allocated to the fixed account and received since the preceding valuation day, plus interest
                                    from the date such net premiums were received to the date of calculation.

                                    "C" is the amount of any transfers from the subaccounts or the loan account to the fixed account since the preceding
                                    valuation day, plus interest on such transferred amounts
                                    from the effective dates of such transfers to the date of
                                    calculation.

                                    "D" is the amount of any transfers from the fixed account to the subaccounts or the loan account since the preceding
                                    valuation day, plus interest on each such transferred amount from the effective date of each transfer to the date of
                                    calculation.

                                    "E" is the amount of any partial surrenders and any
                                    applicable surrender charges deducted from the fixed account since the preceding valuation day, plus interest on these
                                    surrendered amounts from the effective date of each partial surrender to the date of calculation.

                                    "F" is zero except on the monthly due date, when it is a
                                    pro-rata share of the monthly deduction for the month
                                    beginning on that monthly due date. The pro-rata share is
                                    the ratio of the fixed account to the sum of the fixed
                                    account plus the subaccounts.

                                                          VARIABLE ACCOUNT

GENERAL DESCRIPTION                 The name of the variable account is shown on the Policy
                                    Specifications page. The variable account is administered
                                    and accounted for as part of our general business, but the income, gains and losses of the variable account are
                                    credited to or charged against the assets held in the
                                    variable account, without regard to any other income, gains or losses of any other variable account or arising out of
                                    any other business we may conduct.

RIGHTS RESERVED                     The assets of the variable account are segregated by
                                    investment options, thus establishing a series of
                                    subaccounts within the variable account. The assets are
                                    valued at their net asset value on each valuation day.
                                    When permitted by law, we reserve the right to :
                                       1. create new variable accounts;
                                       2. combine variable accounts;
                                       3. remove, combine or add subaccounts and make the new
                                          subaccounts available to you at our discretion;
                                       4. substitute shares of another portfolio of the funds or
                                          shares of another investment company for those of the funds;
                                       5. deregister the variable account under the Investment
                                          Company Act of 1940 if registration is no longer required;
                                       6. make any changes required by the Investment Company Act of 1940 or any other law; and
                                       7. operate the variable account as a managed investment
                                          company under the Investment Company Act of 1940 or any
                                          other form permitted by law.

                                    If a change is made, we will send you a revised prospectus and any notice required by law. If required, we would first seek the approval of the Securities and Exchange
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
                                    Commission, and when required, the appropriate state
                                    regulatory authorities before making a change in the
                                    investment options.

SUBACCOUNTS                         The subaccounts are separate investment accounts named by
                                    the company. The subaccount values will fluctuate in
                                    accordance with the investment experience of the applicable portfolio of the fund held within each subaccount.

                                    The subaccount value is determined by multiplying the number of accumulation units credited to the subaccount by the
                                    appropriate accumulation unit value.

                                    The number of accumulation units to be purchased or redeemed in a transaction is found by dividing:
                                         1. the dollar amount of the transaction; by
                                         2. the subaccount's accumulation unit value for the
                                            valuation day for that transaction.
                                    At the end of each valuation day:

                                    -    The portion of any premiums, times the percent of
                                         premium factor, received since the preceding valuation
                                         day and allocated to each subaccount will be applied to
                                         purchase additional accumulation units in that
                                         subaccount.

                                    -    Any transfers to the subaccount from another subaccount
                                         or from the fixed account or the loan account since the
                                         end of the previous valuation day will be applied to
                                         purchase additional accumulation units in that
                                         subaccount.

                                    -    Accumulation units will be redeemed from each
                                         subaccount to cover any transfers from that subaccount
                                         to other subaccounts or to the fixed account or the
                                         loan account since the preceding valuation day.

                                    -    Accumulation units will be redeemed from each
                                         subaccount to cover any partial surrenders and
                                         applicable surrender charges assessed against that
                                         subaccount since the preceding valuation day.

                                    -    Accumulation units will be redeemed to cover a pro-rata
                                         share of the monthly deduction when the monthly due
                                         date coincides with the valuation day. The pro-rata
                                         share for each subaccount is the ratio of that
                                         subaccount to the sum of the fixed account plus the
                                         subaccounts.

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
ACCUMULATION UNIT                   The value of an accumulation unit for each of the
VALUE                               subaccounts was arbitrarily set at an initial value. The
                                    value at the end of any later valuation day is equal to:
                                                                 A X B
                                    "A" is equal to the subaccount's accumulation unit value for the end of the immediately preceding valuation day.

                                    "B" is equal to the net investment factor for the most
                                    current valuation day. This net investment factor equals:

                                                                 X
                                                                --- - Z
                                                                 Y

                                    "X" equals:
                                    1. the net asset value per portfolio share held in the
                                       subaccount at the end of the current valuation day; plus
                                    2. the per share amount of any dividend or capital gain
                                       distribution on portfolio shares held in the subaccount
                                       during the current valuation day; less
                                    3. the per share amount of any capital loss distribution on portfolio shares held in the subaccount during the current valuation day; less
                                             4. the per share amount of any taxes or any amount set aside during the valuation day as a reserve for taxes due to the investment results of the subaccount.

                                    "Y" equals the net asset value per portfolio share held in the subaccount as of the end of the immediately preceding
                                    valuation day.

                                    "Z" equals the mortality and expense risk charge factor. The mortality and expense risk charges are deducted from each of the subaccounts on each valuation day. This charge is shown on the Policy Specifications page.

                                    The net investment factor may be greater, less than or equal to one. Therefore, the value of the subaccount may increase, decrease or remain the same.

ALLOCATIONS                         This policy provides investment options for the contract
                                    value. The initial premium allocation percentages are
                                    indicated in the application for this policy, a copy of
                                    which is attached.

                                    These percentages will also apply to subsequent premium
                                    allocations until you change them. Such allocation
                                    percentages may be changed by written notice to us.

                                    Allocation percentages must be zero or a whole number not
                                    greater than 100. The sum of the premium allocation
                                    percentages must equal 100.

                                    We reserve the right to limit the number of subaccount
                                    allocations in effect at any one time.

                                    Prior to the reallocation date, all premiums, times the
                                    percent of premium factor, are allocated to the fixed
                                    account.

                                    On the reallocation date, the contract value in the fixed
                                    account will be reallocated to the subaccounts at the
                                    accumulation unit value next determined and to the fixed
                                    account based on the premium payment allocation percentages in the policy application.

                                    After the reallocation date, planned periodic premiums and unscheduled premiums, times the percent of premium factor, will be allocated as requested. Such net premium payments
                                    will be allocated to the subaccounts at the accumulation
                                    unit value next determined after receipt of each payment.

                                                          POLICY VALUES
MONTHLY DEDUCTION                   The monthly deduction will be calculated each month on the monthly due date.
                                    The monthly deduction is:
                                    1. the cost of insurance charge for the policy; plus
                                    2. the charges for any attached riders; plus
                                    3. the monthly administration charge; plus
                                    4. the flat extra charge for a special premium class, if
                                       any, shown on the Policy Specifications page.
                                    The guaranteed maximum monthly administration charge is
                                    $8.00 per month.
                                    The actual charge may be less; the actual charge on the
                                    issue date is shown on the Policy Specifications page. This may change at any time after issue.

COST OF INSURANCE                   The cost of insurance charge for the policy is the monthly
CHARGE                              cost of insurance rate per $1,000 of Risk Insurance Amount at the insured's attained age, times the number of thousands of Risk Insurance Amount. The Risk Insurance Amount is:
                                    1. The current death benefit; minus
                                    2. the contract value at the end of the valuation day
                                       preceding the monthly due date; plus
                                    3. the monthly administrative charge for the month that
                                       begins on the monthly due date; plus
                                    4. any charges for riders for the month that begins on the monthly due date.
                                    The guaranteed maximum monthly cost of insurance rates are shown in the table below. We may use rates less than those shown, but not greater unless the insured is in a special
                                    premium class. The charge for any attached rider is a
                                    separate calculation.

                                    If the insured is in a special premium class, the guaranteed maximum monthly cost of insurance rate will be the rate
                                    shown in the table times the special premium class rating
                                    factor shown on the Policy Specifications page.


----------------------------------------------------------------------------------------------------------------------------------
                                                       GUARANTEED MAXIMUM MONTHLY
                                                         COST OF INSURANCE RATES
                                                   Per $1000 of Risk Insurance Amount
----------------------------------------------------------------------------------------------------------------------------------
Attained   Cost of    Attained   Cost of   Attained    Cost of    Attained   Cost of   Attained     Cost of   Attained     Cost of
  Age    Insurance      Age     Insurance    Age      Insurance      Age    Insurance    Age      Insurance     Age      Insurance
            Rate                  Rate                   Rate                  Rate                   Rate                   Rate
-----------------------------------------------------------------------------------------------------------------------------------
 21        0.13788     35       0.14370      49        0.39205       62       1.35058      75        5.13652      88       16.39051
 22        0.13539     36       0.15117      50        0.42611       63       1.50009      76        5.66811      89       17.59988
 23        0.13207     37       0.16114      51        0.46514       64       1.66621      77        6.22379      90       18.85909
 24        0.12875     38       0.17194      52        0.51000       65       1.84812      78        6.80688      91       20.19721
 25        0.12459     39       0.18357      53        0.56150       66       2.04497      79        7.43566      92       21.66408
 26        0.12210     40       0.19769      54        0.61881       67       2.25096      80        8.13005      93       23.40255
 27        0.12044     41       0.21264      55        0.68276       68       2.48520      81        8.90834      94       25.73492
 28        0.11961     42       0.22842      56        0.75254       69       2.73937      82        9.78630      95       29.22599
 29        0.11961     43       0.24586      57        0.82646       70       3.02676      83        10.75978     96       34.96802
 30        0.12044     44       0.26497      58        0.90869       71       3.35485      84        11.80967     97       44.93622
 31        0.12293     45       0.28656      59        1.00089       72       3.73361      85        12.91190     98       61.89321
 32        0.12625     46       0.30982      60        1.10389       73       4.16221      86        14.05233     99       83.06141
 33        0.13124     47       0.33474      61        1.21851       74       4.63317      87        15.21353   100-109     0.00000
 34        0.13705     48       0.36215
------------------------------------------------------------------------------------------------------------------------------------

CASH VALUE                          The cash value of this policy on any date is:
                                    1. the contract value; minus
                                    2. the surrender charge, if any, that you would incur if you surrendered the entire policy on that date.

                                    Surrender charges are shown in the attached Surrender Charge Table.

SURRENDER VALUE                     The surrender value of this policy on any date is:
                                    1. the cash value, minus
                                    2. any outstanding policy loan plus due but unpaid loan
                                       interest to the date of computation.

RESERVE BASIS                       Reserves are based on the Commissioners 1980 Standard
                                    Ordinary Mortality Table, the Commissioners Reserve
                                    Valuation Method, and age last birthday. The statutory
                                    valuation interest rate does not exceed the maximum rate
                                    allowed by the valuation law of the state in which the
                                    policy is delivered.


                                                          ANNUAL REPORT

ANNUAL REPORT                       At least annually we will mail you a report about your
                                    policy. This report will show:
                                    1. the amount of death benefit;
                                    2. the contract value and surrender value;
                                    3. the current principal sum;
                                    4. premiums paid, monthly deductions and loans since the
                                       last report;
                                    5. the amount of any policy loan outstanding;
                                    6. notifications required under the provisions of this
                                       policy; and
                                          7. any other information required by the state where this
                                             policy was delivered.
                                    Upon request, we will send a report at other than the
                                    regularly scheduled interval. We will charge a fee for this requested report. The fee is shown on the Policy
                                    Specifications page.

                                                          SURRENDER VALUE OPTIONS

CASH SURRENDER                      You may surrender this policy for the surrender value after we receive your signed request with the policy. We have the right to defer payment for up to six months or the period
                                    allowed by law, whichever is less.

                                    We will determine the surrender value at the accumulation
                                    unit value next determined as of the close of business on
                                    the day we receive your surrender request at our home
                                    office.

PARTIAL                             After the first policy year, you may withdraw a part of the
SURRENDER                           surrender value subject to the following:
                                    1. You must send us a signed request for the amount of the partial surrender.
                                    2. You may make only one partial surrender per calendar
                                       quarter.
                                    3. The amount requested must be at least $500.
                                    4. The amount requested may not exceed 75% of the surrender value.
                                    5. We will deduct a processing fee from the contract value for each partial surrender equal to the lesser of 2% of the amount requested or $25.
                                    6. The contract value will be reduced by the amount of the partial surrender, the processing fee, and the surrender
                                       charge, if any.
                                    The partial surrender will be processed at the accumulation unit values next determined after receipt of your request.

                                    Units equal to the partial surrender, fees and charges
                                    described above will be cancelled from the subaccounts
                                    and/or the fixed account according to your instructions. If you provide no instructions, these units will be cancelled from the subaccounts and the fixed account on a pro-rata
                                    basis.

                                    If you have a level death benefit (Option B) at the time of the partial surrender, the principal sum will be reduced by the amount of the partial surrender. This reduction in
                                    principal sum will be subject to the terms of the Decrease in Principal Sum section.

MATURITY                            The maturity date is shown on the Policy Specifications
                                    page. If this policy is in force on the maturity date we
                                    will send you the surrender value and all coverage will end.

TIME PERIOD                         Any surrender or loan will usually be paid within seven days
FOR PAYMENTS                        of receiving your written request in our home office.
                                    However, we have the right to suspend or delay the date of any surrender, partial surrender, loan, maturity payment or death benefit payment from the subaccounts for any period
                                    during which:
                                    1. the New York Stock Exchange is closed, other than
                                       customary weekend and holiday closings, or trading on the
                                       New York Stock Exchange is restricted as determined by the
                                       Securities and Exchange Commission; or
                                    2. the Securities and Exchange Commission permits by an
                                       order the postponement for the protection of policy owners;
                                       or
                                    3. the Securities and Exchange Commission determines that an emergency exists that would make the disposal of securities held in the variable account or the determination of the
                                       value of the variable account's net assets not reasonably
                                       practicable.
                                    For any surrender, partial surrender, loan or transfer from the fixed account, we may defer payment for up to 6 months, or the period allowed by law, if less.

                                                          POLICY LOANS

POLICY LOANS                        While this policy is in force, you may make a loan for all or part of the loan value. You must assign this policy to us as sole security.

                                    An amount equal to the loan will be transferred from the
                                    subaccounts and the fixed account to the loan account. The loan account is part of our general account. If allocation instructions are not specified in your loan request, the
                                    loan will be withdrawn from the subaccounts and the fixed
                                    account on a pro-rata basis.

                                    Amounts transferred to the loan account do not participate in the investment experience of the fixed account or
                                    subaccount from which they were withdrawn. Amounts in the
                                    loan account will earn interest at the guaranteed minimum
                                    rate of 3.0% per year, compounded annually. This is equal to
                                    0.2466% per month, compounded monthly. Interest rates
                                    applied to the loan account may differ from those applied to the fixed account.

LOAN VALUE                          The loan value is the surrender value less loan interest to the next policy anniversary date.

INTEREST RATE                       The maximum loan interest rate during the first fourteen
(LOANS)                             policy years is eight percent (8%) per year, compounded
                                    annually. We may change the interest rate, but it will never exceed the maximum rate of 8%. We will notify you of any
                                    increase in loan interest at least 30 days before the new
                                    rate becomes effective.

                                    After the fourteenth policy year the maximum loan interest rate is 3% per year, compounded annually.

INTEREST DUE                        Interest is charged daily on the loan. Interest is due and payable at the end of each policy year or, if earlier, on
                                    the date of any policy loan increase or repayment. Any
                                    interest not paid when due will be transferred from the
                                    fixed account and subaccounts to the loan account on a
                                    pro-rata basis if sufficient funds are available for
                                    transfer. Unpaid interest becomes part of the loan and
                                    accrues interest.

LOAN                                You may repay all or part of your policy loan balance at any
REPAYMENT                           time. Any loan repayment must be for at least $25.
                                    Repayments must be clearly marked as "loan repayments" or
                                    they will be applied as premiums. Each loan repayment will result in a transfer of an amount equal to the loan
                                    repayment from the loan account to the fixed account and
                                    subaccounts. Your current premium allocation schedule will be used to allocate the loan repayments.

UNPAID LOANS                        We will deduct any unpaid loans from the surrender value and the death benefit proceeds. If the unpaid loan, which
                                    includes accrued interest, equals or exceeds the cash value, causing the surrender value to become zero, this policy will end except as described in the grace period provision.

                                                          POLICY CHANGES

POLICY                              After the first policy year, you may change the death
CHANGES                             benefit option or the amount of principal sum, subject to
                                    the following:
                                    1. You must send us a signed request for a change.
                                    2. We may require evidence of insurability.
                                    3. You may make no more than one change per policy year.
                                    4. The change will take effect on the monthly due date
                                       following our approval of the request.
                                    5. We will send you a policy endorsement with the change to attach to your policy.

CHANGE OF                           To change from Option B (level death benefit) to Option A
DEATH BENEFIT                       (variable death benefit):
OPTION                              1. The insured must provide evidence of insurability
                                       satisfactory to us.
                                    2. The principal sum will change. The new Option A principal sum will equal the Option B principal sum less the contract value immediately before the change, but in no case will the new principal sum be less than the minimum principal sum
                                       amount shown on the Policy Specifications page. No surrender charge will be imposed solely as a result of this change in principal sum.
                                    3. The minimum premium will decrease as a result of any
                                       decrease in the principal sum.
                                    To change from Option A (variable death benefit) to Option B
                                    (level death benefit):
                                    1. Evidence of insurability is not required.
                                    2. The principal sum will change. The new Option B principal sum will equal the Option A principal sum plus the contract value.
                                    3. The minimum premium will increase.
                                    After either change, the total surrender charge for the
                                    policy will continue to be based on the principal sum at the time of issue on which surrender charges have not already
                                    been imposed.

INCREASE IN                         The principal sum may only be increased before the insured's
PRINCIPAL SUM                       attained age 80. Increases in principal sum require evidence of insurability satisfactory to us. The minimum increase is
                                    $10,000. We will deduct a processing fee of $1.50 per $1,000 of increase, but not more than $300, from the contract
                                    value. If the amount in the contract value is insufficient to cover this fee, sufficient additional premium will be
                                    required before the increase will become effective. The
                                    minimum premium will increase.

DECREASES IN                        You may decrease the principal sum, but not below the
PRINCIPAL SUM                       minimum principal sum amount shown on the Policy
                                    Specifications page. The minimum premium will be reduced.
                                    Deceases in principal sum will reduce:
                                    1. the most recent increase, if any; then
                                    2. prior increases in succession; and then
                                    3. the principal sum at the time of issue (subject to a
                                       surrender charge as


                                       described in the Surrender Charge Table.).
                                    A decrease in principal sum may require that a portion of
                                    the policy's surrender value be distributed as a partial
                                    surrender in order to continue federal tax compliance. It
                                    may also alter your tax obligation on exercise
                                    of certain ownership privileges.


                             SURRENDER CHARGE TABLE

The total surrender charge is the sum of a Deferred Sales Charge Component and an Administrative Component. The Deferred Sales Charge Component is calculated in these steps:
1. Find the sum of all premiums that have been paid on this policy (do not deduct amounts withdrawn or the percent of premium factor).
2. Multiply this sum by 0.075 if the insured's issue age was 65 or younger or by 0.050 if the issue age was 66 or older.
3.   Multiply the result by the appropriate number from this table:

----------------------------------------------------------------------------------------------------------------------------------

Policy Year:                1-3     4       5       6       7      8       9      10      11     12      13     14     15 or more
----------------------------------------------------------------------------------------------------------------------------------
Issue ages 0-65:            1.00    1.00    1.00    0.90    0.80   0.70    0.60   0.50    0.40   0.30    0.20   0.10   0.00
----------------------------------------------------------------------------------------------------------------------------------
Issue ages 66 and older     1.00    0.90    0.80    0.70    0.60   0.50    0.40   0.30    0.20   0.15    0.10   0.05   0.00
----------------------------------------------------------------------------------------------------------------------------------

The Administrative Component is calculated in these steps:

1. Find the appropriate factor for the insured's age at the date of issue and the number of full policy years completed since that date, regardless of whether your Policy has lapsed and been reinstated.
2.   Multiply this factor by:
     a.   the number of thousands of principal sum on the issue date, minus
     b. any reductions in principal sum for which a surrender charge has already been imposed.
To determine the surrender charge for a decrease in principal sum:
1. Find the appropriate factor for the insured's age at the date of issue and the number of full policy years completed since that date.
2. Multiply this factor by the requested decrease in number of thousands of principal sum. Only a reduction in the original principal sum amount, as of the date of issue, incurs a surrender charge.

-------------------------------------------------------------------------------------------------------------------------------
                                                  Number of Full Policy Years Completed since the Issue Date

Issue       0         1         2         3         4         5         6         7         8         9         10        11
 Age
-------------------------------------------------------------------------------------------------------------------------------
 21        5.84      5.84      5.84      5.84      5.84      5.26      4.68      4.09      3.51      2.92      2.34       1.75
 22        5.84      5.84      5.84      5.84      5.84      5.26      4.68      4.09      3.51      2.92      2.34       1.75
 23        5.84      5.84      5.84      5.84      5.84      5.26      4.68      4.09      3.51      2.92      2.34       1.75
 24        5.84      5.84      5.84      5.84      5.84      5.26      4.68      4.09      3.51      2.92      2.34       1.75
 25        5.84      5.84      5.84      5.84      5.84      5.26      4.68      4.09      3.51      2.92      2.34       1.75
 26        5.84      5.84      5.84      5.84      5.84      5.26      4.68      4.09      3.51      2.92      2.34       1.75
 27        5.84      5.84      5.84      5.84      5.84      5.26      4.68      4.09      3.51      2.92      2.34       1.75
 28        5.84      5.84      5.84      5.84      5.84      5.26      4.68      4.09      3.51      2.92      2.34       1.75
 29        5.84      5.84      5.84      5.84      5.84      5.26      4.68      4.09      3.51      2.92      2.34       1.75
 30        5.84      5.84      5.84      5.84      5.84      5.26      4.68      4.09      3.51      2.92      2.34       1.75
 31        5.91      5.91      5.91      5.91      5.91      5.32      4.73      4.14      3.55      2.96      2.36       1.77
 32        5.98      5.98      5.98      5.98      5.98      5.38      4.78      4.19      3.59      2.99      2.39       1.79
 33        6.01      6.01      6.01      6.01      6.01      5.41      4.81      4.21      3.61      3.01      2.41       1.80
 34        6.11      6.11      6.11      6.11      6.11      5.50      4.89      4.28      3.67      3.06      2.45       1.83
 35        6.18      6.18      6.18      6.18      6.18      5.56      4.94      4.33      3.71      3.09      2.47       1.85
 36        6.28      6.28      6.28      6.28      6.28      5.66      5.03      4.40      3.77      3.14      2.51       1.89
 37        6.32      6.32      6.32      6.32      6.32      5.68      5.05      4.42      3.79      3.16      2.53       1.89
 38        6.42      6.42      6.42      6.42      6.42      5.78      5.13      4.49      3.85      3.21      2.57       1.93
 39        6.52      6.52      6.52      6.52      6.52      5.87      5.22      4.56      3.91      3.26      2.61       1.96
 40        6.62      6.62      6.62      6.62      6.62      5.96      5.30      4.63      3.97      3.31      2.65       1.99
 41        6.76      6.76      6.76      6.76      6.76      6.08      5.40      4.73      4.05      3.38      2.70       2.03
 42        6.82      6.82      6.82      6.82      6.82      6.14      5.46      4.78      4.09      3.41      2.73       2.05
 43        6.99      6.99      6.99      6.99      6.99      6.29      5.59      4.89      4.19      3.50      2.80       2.10
 44        7.13      7.13      7.13      7.13      7.13      6.41      5.70      4.99      4.28      3.56      2.85       2.14
 45        7.30      7.30      7.30      7.30      7.30      6.57      5.84      5.11      4.38      3.65      2.92       2.19
 46        7.46      7.46      7.46      7.46      7.46      6.72      5.97      5.23      4.48      3.73      2.99       2.24
 47        7.67      7.67      7.67      7.67      7.67      6.90      6.13      5.37      4.60      3.83      3.07       2.30
 48        7.87      7.87      7.87      7.87      7.87      7.08      6.30      5.51      4.72      3.93      3.15       2.36
 49        8.14      8.14      8.14      8.14      8.14      7.33      6.51      5.70      4.88      4.07      3.26       2.44
 50        8.38      8.38      8.38      8.38      8.38      7.54      6.70      5.86      5.03      4.19      3.35       2.51
 51        8.65      8.65      8.65      8.65      8.65      7.78      6.92      6.05      5.19      4.32      3.46       2.59
 52        8.95      8.95      8.95      8.95      8.95      8.05      7.16      6.26      5.37      4.47      3.58       2.68
 53        9.29      9.29      9.29      9.29      9.29      8.36      7.43      6.50      5.57      4.64      3.71       2.79
 54        9.62      9.62      9.62      9.62      9.62      8.66      7.70      6.74      5.77      4.81      3.85       2.89
 55       10.06     10.06     10.06     10.06     10.06      9.06      8.05      7.04      6.04      5.03      4.03       3.02
 56       10.47     10.47     10.47     10.47     10.47      9.42      8.37      7.33      6.28      5.23      4.19       3.14
 57       10.91     10.91     10.91     10.91     10.91      9.82      8.72      7.63      6.54      5.45      4.36       3.27
 58       11.41     11.41     11.41     11.41     11.41     10.27      9.13      7.99      6.85      5.71      4.57       3.42
 59       11.99     11.99     11.99     11.99     11.99     10.79      9.59      8.39      7.19      5.99      4.79       3.60
 60       12.56     12.56     12.56     12.56     12.56     11.30     10.05      8.79      7.54      6.28      5.02       3.77
 61       13.17     13.17     13.17     13.17     13.17     11.85     10.53      9.22      7.90      6.58      5.27       3.95
 62       13.88     13.88     13.88     13.88     13.88     12.49     11.10      9.71      8.33      6.94      5.55       4.16
 63       14.62     14.62     14.62     14.62     14.62     13.16     11.70     10.23      8.77      7.31      5.85       4.39
 64       15.43     15.43     15.43     15.43     15.43     13.89     12.34     10.80      9.26      7.71      6.17       4.63
 65       16.25     16.25     16.25     16.25     16.25     14.63     13.00     11.38      9.75      8.13      6.50       4.88
 66       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 67       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 68       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 69       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 70       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 71       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 72       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 73       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 74       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 75       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 76       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 77       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 78       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 79       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63
 80       17.50     17.50     15.75     14.00     14.00     12.25     10.50      8.75      7.00      5.25      3.50       2.63

-----------------------------------------------
Issue   12        13        14          15
 Age                                 or more
-----------------------------------------------
 21     1.17      0.58      0.00        0.00
 22     1.17      0.58      0.00        0.00
 23     1.17      0.58      0.00        0.00
 24     1.17      0.58      0.00        0.00
 25     1.17      0.58      0.00        0.00
 26     1.17      0.58      0.00        0.00
 27     1.17      0.58      0.00        0.00
 28     1.17      0.58      0.00        0.00
 29     1.17      0.58      0.00        0.00
 30     1.17      0.58      0.00        0.00
 31     1.18      0.59      0.00        0.00
 32     1.20      0.60      0.00        0.00
 33     1.20      0.60      0.00        0.00
 34     1.22      0.61      0.00        0.00
 35     1.24      0.62      0.00        0.00
 36     1.26      0.63      0.00        0.00
 37     1.26      0.63      0.00        0.00
 38     1.28      0.64      0.00        0.00
 39     1.30      0.65      0.00        0.00
 40     1.32      0.66      0.00        0.00
 41     1.35      0.68      0.00        0.00
 42     1.36      0.68      0.00        0.00
 43     1.40      0.70      0.00        0.00
 44     1.43      0.71      0.00        0.00
 45     1.46      0.73      0.00        0.00
 46     1.49      0.75      0.00        0.00
 47     1.53      0.77      0.00        0.00
 48     1.57      0.79      0.00        0.00
 49     1.63      0.81      0.00        0.00
 50     1.68      0.84      0.00        0.00
 51     1.73      0.86      0.00        0.00
 52     1.79      0.89      0.00        0.00
 53     1.86      0.93      0.00        0.00
 54     1.92      0.96      0.00        0.00
 55     2.01      1.01      0.00        0.00
 56     2.09      1.05      0.00        0.00
 57     2.18      1.09      0.00        0.00
 58     2.28      1.14      0.00        0.00
 59     2.40      1.20      0.00        0.00
 60     2.51      1.26      0.00        0.00
 61     2.63      1.32      0.00        0.00
 62     2.78      1.39      0.00        0.00
 63     2.92      1.46      0.00        0.00
 64     3.09      1.54      0.00        0.00
 65     3.25      1.63      0.00        0.00
 66     1.75      0.88      0.00        0.00
 67     1.75      0.88      0.00        0.00
 68     1.75      0.88      0.00        0.00
 69     1.75      0.88      0.00        0.00
 70     1.75      0.88      0.00        0.00
 71     1.75      0.88      0.00        0.00
 72     1.75      0.88      0.00        0.00
 73     1.75      0.88      0.00        0.00
 74     1.75      0.88      0.00        0.00
 75     1.75      0.88      0.00        0.00
 76     1.75      0.88      0.00        0.00
 77     1.75      0.88      0.00        0.00
 78     1.75      0.88      0.00        0.00
 79     1.75      0.88      0.00        0.00
 80     1.75      0.88      0.00        0.00


                                                          TRANSFER PRIVILEGE
TRANSFER FEES                       Six transfers per year may be made from subaccounts and the fixed account free of charge. Any unused free transfers do not carry over to the next policy year. Any additional
                                    transfers during a policy year will be charged a $25
                                    transfer fee. For the purpose of assessing a fee, each
                                    written request or telephone request is considered to be one transfer. The processing fee will be deducted from the
                                    amount being transferred, or from the remaining contract
                                    value, according to your instructions.

TRANSFERS FROM                      After the Right to Examine Period, you may transfer all or a
SUBACOUNTS                          part of an amount in any subaccount to one or more
                                    subaccounts or to the fixed account. The minimum amount that you may transfer is the lesser of :
                                    1. $250; or
                                    2. the total value in that subaccount on that date.

                                    Any transfer that would reduce the amount in a subaccount
                                    below $250 will be treated as a transfer request for the
                                    entire amount in that subaccount.

                                    We may suspend or modify this transfer privilege at any
                                    time.

                                    Transfers will be processed based on accumulation unit
                                    values from next determined at the end of the valuation day during which we receive the transfer request.

TRANSFERS FROM                      At your request you may also transfer an amount from the
THE FIXED ACCOUNT                   fixed account to one or more subaccounts. We must receive
                                    the request in writing or other form acceptable to us. Only one transfer may be made from the fixed account each policy year. Transfers will only be made if the amount requested is not more than 25% of the fixed account.

                                    We will not transfer more than 25% of the policy fixed
                                    account value unless the balance after the transfer is less than $250, in which case the entire amount will be
                                    transferred.

                                    We may suspend or modify this transfer privilege at any
                                    time.

                                                          SETTLEMENT PRIVILEGES

SETTLEMENT                          The proceeds of this policy may be paid in one sum. The
                                    proceeds may also be paid under any reasonable settlement
                                    that may be arranged with our consent.

                                    When the proceeds from a death claim are payable as one sum, the beneficiary may select a reasonable settlement.

                                    When you select a settlement, the beneficiary may not assign or receive payments before they are due unless expressly
                                    given this right by you.

                                    A payee may name a contingent payee to receive any final
                                    amount that would otherwise be paid to the payee's estate.

                                    Any settlement requires the proceeds to be at least $2,500 and any periodic payment to be at least $25.

                                    The first installment will be due, or interest will begin on the date of death, maturity, or surrender.
OPTIONS                             A brief outline of several specific fixed settlements is
                                    shown below. The amounts and interest rates shown in the
                                    options are based on guaranteed minimum interest rates. We may choose to use rates that are higher than the guaranteed minimum rate. These rates are subject to change at any time.
                                    Information regarding current rates is available from
                                    our home office.

INTEREST                            Proceeds will earn interest at the rate of 2.5 percent per
ACCUMULATION                        year compounded annually.

                                    We may retain these funds under this option for not longer than five years. If the beneficiary is a minor we may retain these funds until the beneficiary attains the
                                    age of majority.

INTEREST                            Each $1000 of proceeds will yield an income of not less than
INCOME                              $25.00 annually, $12.42 semi-annually, $6.19 quarterly, or
                                    $2.05 monthly.

                                    Unless you direct otherwise, the payee may withdraw the
                                    proceeds at any time. After the first year, we may defer
                                    such withdrawal for up to six months.

INCOME --                           We will pay installments for a specified period. The amount
PERIOD CERTAIN                      of each installment will not be less than those shown in the table below.

                                    If the payee dies prior to the end of the specified period, the installments remaining to the end of the period will be paid to the contingent payee.

                                        Amount of Each                    Amount of
                           Number of        Monthly        Number of     Each Monthly
                         Installments     Installment    Installments    Installment
                              12          $84.65              96          $11.90
                              24           43.05              108          10.75
                              36           29.19              120          9.83
                              48           22.27              180          7.10
                              60           18.11              240          5.75
                              72           15.35              300          4.96
                              84           13.38

INCOME --                           We will pay installments of a specified amount until the
  AMOUNT CERTAIN                    proceeds, together with 2.5 percent interest compounded
                                    annually, are paid in full.

INCOME --                           We will pay installments for the lifetime of the payee but
  LIFE                              for not less than a guaranteed period. If the payee dies
                                    prior to the end of the guaranteed period, the installments remaining will be paid to the contingent payee.

                                    The amount of each installment will depend upon the adjusted age and sex of the payee at the time the first payment is
                                    due.

                                    The adjusted age is determined by calculating the age at the nearest birthday of the payee on the date of the first
                                    payment and subtracting a number that depends on the year in which the first payment begins:


                             First Payment Date           Adjusted Age is Age Minus
                                 Before 2001                          0
                                 2001 to 2010                         1
                                 2011 to 2020                         2
                                 2021 to 2030                         3
                                 2031 to 2040                         4
                                  After 2040                          5

---------------------------------------------------------------------------------------
                           AMOUNT OF EACH MONTHLY INSTALLMENT
                                (Per $1,000 of Proceeds)
---------------------------------------------------------------------------------------
                    Number of Installments                    Number of Installments
        Male              Guaranteed             Female             Guaranteed
-----------------                             -------------

    Age of Payee     60       120       240   Age of Payee     60       120       240
---------------------------------------------------------------------------------------
         50         3.80      3.78     3.69        50         3.55      3.54     3.49
         51         3.87      3.85     3.74        51         3.61      3.60     3.54
         52         3.94      3.92     3.80        52         3.67      3.66     3.60
         53         4.02      3.99     3.86        53         3.74      3.73     3.65
         54         4.10      4.07     3.92        54         3.81      3.79     3.71
         55         4.19      4.15     3.98        55         3.88      3.86     3.77

         56         4.28      4.24     4.05        56         3.96      3.94     3.83
         57         4.37      4.33     4.11        57         4.04      4.02     3.90
         58         4.47      4.42     4.18        58         4.13      4.10     3.97
         59         4.58      4.52     4.24        59         4.22      4.19     4.03
         60         4.70      4.63     4.31        60         4.32      4.28     4.10

         61         4.82      4.74     4.38        61         4.42      4.38     4.18
         62         4.95      4.85     4.45        62         4.53      4.48     4.25
         63         5.09      4.98     4.51        63         4.65      4.59     4.32
         64         5.23      5.11     4.58        64         4.77      4.71     4.40
         65         5.39      5.24     4.65        65         4.90      4.83     4.47

         66         5.55      5.38     4.71        66         5.04      4.96     4.54
         67         5.73      5.53     4.77        67         5.20      5.09     4.62
         68         5.91      5.68     4.83        68         5.36      5.23     4.69
         69         6.11      5.83     4.88        69         5.53      5.38     4.76
         70         6.32      6.00     4.93        70         5.71      5.54     4.82

         71         6.54      6.16     4.98        71         5.91      5.71     4.88
         72         6.77      6.33     5.03        72         6.13      5.88     4.94
         73         7.01      6.51     5.06        73         6.35      6.06     4.99
         74         7.27      6.68     5.10        74         6.60      6.25     5.04
         75         7.54      6.86     5.13        75         6.86      6.45     5.08

         76         7.83      7.04     5.16        76         7.14      6.64     5.12
         77         8.13      7.22     5.18        77         7.43      6.85     5.15
         78         8.44      7.40     5.20        78         7.75      7.05     5.18
         79         8.77      7.57     5.22        79         8.09      7.26     5.20
         80         9.11      7.74     5.24        80         8.44      7.46     5.22
---------------------------------------------------------------------------------------

                    FARMERS NEW WORLD LIFE INSURANCE COMPANY
                              Policy Specifications

INSURED              JOHN A DOE             PRINCIPAL SUM               $150,000
POLICY NUMBER        001234567              DEATH BENEFIT OPTION        LEVEL
ISSUE DATE           OCTOBER 1, 1998      ISSUE AGE                35   SEX   M
MATURITY DATE        OCTOBER 1, 2073        MONTHLY DUE DATE       01
OWNER                GEORGE B DOE

VARIABLE ACCOUNT:  FARMERS NEW WORLD LIFE VARIABLE LIFE SEPARATE ACCOUNT "A"

SCHEDULE OF BENEFITS                      MAXIMUM PERIOD OF COVERAGE

BASIC POLICY  $150,000                                   TO AGE 110



PREMIUM CLASS
INSURED                 NON-NICOTINE

PREMIUMS*                     ANNUAL      MONTHLY        QUARTERLY
MINIMUM PREMIUM               $772.50     $ 64.38        $193.13
PLANNED PREMIUM PAYMENTS      $900.00     $ 75.00        $225.00

*THESE PREMIUMS INCLUDE THE PREMIUMS FOR ANY BENEFITS PROVIDED BY RIDER.

MINIMUM PRINCIPAL SUM                  $50,000
PERCENT OF PREMIUM FACTOR               0.965
MONTHLY ADMINISTRATION CHARGE             $5.00
MORTALITY AND EXPENSE RISK CHARGE         0.90% (ON AN ANNUAL BASIS) OF THE
                                          AVERAGE DAILY NET ASSETS OF THE
                                          VARIABLE ACCOUNT.

REQUESTED ANNUAL REPORT FEE            $5.00